Exhibit 32.1

LASER MORTGAGE MANAGEMENT, INC.

Section 1350 Certification

In connection with the periodic report of LASER Mortgage Management, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, William J. Michaelcheck, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 14, 2003	/s/ WILLIAM J. MICHAELCHECK

William J. Michaelcheck
Chief Executive Officer, Chairman and Director